FOR IMMEDIATE RELEASE

MERRIMAN HOLDINGS, INC. ANNOUNCES FINANCIAL RESULTS
FOR THE FIRST QUARTER ENDED MARCH 31, 2011

Net Income from Continuing Operations Increased by 45% over the First Quarter 2010

SAN FRANCISCO – May 12, 2011 – Merriman Holdings, Inc. (NASDAQ: MERR) today released earnings for the first quarter 2011.

First Quarter Financial Results1

o	First quarter revenue was $9.5 million compared to $9.4 million in first quarter 2010.
•	Commission revenue was $3.9 million, a 19% increase from first quarter 2010;
•
Principal transaction revenue resulted in a gain of $1.2 million, comprised primarily of market making, and realized and unrealized gains in the firm’s trading account and investment portfolio, compared to a loss of $207,000 in first quarter 2010; and

•	Investment banking revenue was $4.3 million, a 29% decrease from first quarter 2010.

o	Net income from continuing operations was $443,000, or $0.19 per share compared to net income from continuing operations of $306,000, or $0.17 per share for the first quarter 2010.

“Our increase in commission revenue in the first quarter versus a year ago illustrates the progress we have made in providing relevant and valuable research ideas for our clients and attracting producers”, said Alex Seiler, Chief Executive Officer of Merriman Capital, Inc. “We expect to build on our first quarter investment banking activity and have taken proactive steps to align both our banking team and new Riverbank Partners division to benefit directly from pent up issuer demand to access the capital markets.”

Jon Merriman commented: “We now have a very strong executive management team in place that, going forward, will enable me to focus full time on all elements of revenue generation. The efforts by our team to rationalize variable expenses and maintain very lean fixed costs this quarter have helped us achieve a higher net income over the first quarter of 2010. We are pleased with our second consecutive quarter of profitability, and are structured to take advantage of the ongoing volatility in the small cap investment banking and trading markets.  Our firm is well positioned to help connect institutional investors with corporate clients to meet their renewed appetite for growth-focused banking deals.”

1 Revenue and net income/loss related to Institutional Cash Distributors (ICD) have been reclassified as discontinued operations for the three months ended March 31, 2010. As of March 31, 2011, there were no assets or liabilities held for sale by the company that related to ICD that were included in the company’s consolidated statements of financial condition.

Conference Call for the First Quarter 2011 Results

Following this announcement, Merriman’s management will host a teleconference call beginning at 1:30 PM (PT) / 4:30 PM (ET) today, Thursday, May 12, 2011, to discuss the results and related matters.  Interested listeners and participants may access the live teleconference call by dialing (877) 941-2333 or may access the live webcast at www.merrimanco.com.

About Merriman Holdings, Inc.

Merriman Holdings, Inc. (NASDAQ: MERR) is a financial services firm focused on fast-growing companies and the institutions that invest in them. The company offers high-quality investment banking, equity research, institutional services and corporate & venture services. Merriman specializes in four industry growth sectors: Technology, Telecom, Consumer, Media & Internet and CleanTech Infrastructure. For more information, please go to http://www.merrimanco.com/. Merriman Capital, Inc. is a member of FINRA and SIPC.

Note to Investors
This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of the Company. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K/A  filed on April 28, 2011. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate,” believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-K/A  filed on April 28, 2011 , together with this press release and the financial information contained herein, are available on our website, www.merrimanco.com. Please click on "Investor Relations."

*  *  *

At the Company:
Jack Thrift
Chief Financial Officer
Merriman Holdings, Inc.
(415) 248-5640

MERRIMAN HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31,
	2011	2010

Revenues:
Commissions	$3,931,783	$3,306,653
Principal transactions	1,203,912	(206,781)
Investment banking	4,279,736	6,046,673
Other	110,657	239,373

Total revenues	9,526,088	9,385,918

Operating expenses:
Compensation and benefits	6,221,020	5,556,251
Brokerage and clearing fees	427,750	437,090
Professional services	511,019	262,549
Occupancy and equipment	454,073	474,604
Communications and technology	479,049	542,073
Depreciation and amortization	66,398	102,491
Travel and entertainment	311,495	298,508
Legal services and litigation settlement expense	168,626	321,112
Cost of underwriting capital	97,625	730,576
Other	287,748	327,925

Total operating expenses	9,024,803	9,053,179

Operating income	501,285	332,739

Interest expense, net	(321)	(11,585)

Income from continuing operations before income taxes	500,964	321,154

Income tax expense	(58,198)	(15,294)

Income from continuing operations	442,766	305,860

Income from discontinued operations	-	34,487

Net income	442,766	340,347
Preferred stock cash dividend	(140,072)	(151,800)

Net income attributable to common shareholders	$302,694	$188,547

Basic net income per share:
Income from continuing operations	$0.19	$0.17
Income from discontinued operations	-	0.02

Net income	$0.19	$0.19

Net income attributable to common shareholders	$0.13	$0.10

Diluted net income per share:
Income from continuing operations	$0.08	$0.05
Income from discontinued operations	-	-

Net income	$0.08	$0.05

Net income attributable to common shareholders	$0.05	$0.03

Weighted average number of common shares:
Basic	2,369,412	1,828,898
Diluted	5,621,733	6,428,817

MERRIMAN HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(unaudited)
	March 31,	December 31,
ASSETS	2011	2010

Cash and cash equivalents	$6,619,278	$4,898,093
Securities owned:
Marketable, at estimated fair value	2,584,373	2,401,722
Non-marketable, at estimated fair value	988,014	2,741,452
Restricted cash	965,000	965,000
Due from clearing broker	151,349	34,072
Accounts receivable, net	1,973,445	1,574,644
Prepaid expenses and other assets	425,332	313,537
Equipment and fixtures, net	101,843	136,706

Total assets	$13,808,634	$13,065,226

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Accounts payable	$265,977	$361,237
Commissions and bonus payable	1,866,404	3,240,021
Accrued expenses and other	2,340,114	2,833,294
Deferred revenue	337,737	175,712
Notes payable to related parties - short term	-	330,000
Capital lease obligation	48,530	120,453
Deposits payable	2,555,000	-
Notes payable - short term	300,000	259,532
Subordinated notes payable to related parties - long term, net	824,833	809,305

Total liabilities	8,538,595	8,129,554

Stockholders’ equity:
Convertible Preferred stock, Series A–$0.0001 par value; 2,000,000 shares authorized; 2,000,000 shares issued and 0 shares outstanding as of
March 31, 2011 and December 31, 2010; aggregate liquidation preference of $0	-	-
Convertible Preferred stock, Series B–$0.0001 par value; 12,500,000 shares authorized; 8,750,000 shares issued and 0 shares outstanding as of
March 31, 2011 and December 31, 2010; aggregate liquidation preference of $0	-	-
Convertible Preferred stock, Series C–$0.0001 par value; 14,200,000 shares authorized; 11,800,000 shares issued and 0 shares outstanding as of
March 31, 2011 and December 31, 2010; aggregate liquidation preference of $0	-	-
Convertible Preferred stock, Series D–$0.0001 par value; 24,000,000 shares authorized, 23,720,916 and 23,720,916 shares issued and
21,516,691 and 22,058,128 shares outstanding as of March 31, 2011 and
December 31, 2010, respectively; aggregate liquidation preference of $9,252,177
prior to conversion, and pari passu with common stock on conversion	2,152	2,206
Common stock, $0.0001 par value; 300,000,000 shares authorized;
2,475,409 and 2,384,499 shares issued and 2,445,973 and
2,355,063 shares outstanding as of March 31, 2011 and
December 31, 2010, respectively	248	239
Common stock payable	310,181	461,675
Additional paid-in capital	134,894,146	134,851,006
Treasury stock	(225,613)	(225,613)
Accumulated deficit	(129,711,075)	(130,153,841)

Total stockholders’ equity	5,270,039	4,935,672

Total liabilities and stockholders’ equity	$13,808,634	$13,065,226